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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of M/I Schottenstein Homes, Inc. on Form S-3 of our reports dated February 15, 2002, appearing in and incorporated by reference in the Annual Report on Form 10-K of M/I Schottenstein Homes, Inc. for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

Columbus, Ohio
April 5, 2002